SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CURTISS-WRIGHT CL B

                    GABELLI FOUNDATION
                                 5/13/02              194-           75.6923
                    GAMCO INVESTORS, INC.
                                 5/23/02            2,000            71.7725
                                 5/16/02            1,000            76.5920
                                 5/06/02              700            77.1429
                                 4/17/02              500-           71.0000
                                 4/10/02              500            69.1060
                                 4/08/02            2,000            66.9525
                                 4/04/02            5,500            67.8093
                                 4/02/02            5,000            67.6154
                                 3/28/02            2,000            65.7285
                                 3/27/02           10,000            65.1084
                                 3/25/02            1,000            60.5000
                    GABELLI ADVISERS, INC.
                                 4/22/02            1,000-           71.8750
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 5/02/02            2,000            76.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.